Form C

Cover Page

Name of issuer:

Subsector Solutions Corporation

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/4/2016

Physical address of issuer:

614B North Last Chance Gulch
Helena MN 59601

Website of issuer:

tsi.io

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

6,000

Price:

$10.00000

Method for determining price:

Pro-rated portion of the total principal value of $60,000; interests will be sold in increments of $10.

Target offering amount:

$60,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

3/31/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$105,693.00	$11,664.00
Cash & Cash Equivalents:	$22,497.07	$1,686.11
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$10,118.00	$2,173.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$136,384.00	$41,011.00
Cost of Goods Sold:	$53,267.00	$25,804.00
Taxes Paid:	$0.00	$0.00
Net Income:	($12,796.00)	$3,716.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Subsector Solutions Corporation

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Matt Gorecki	CTO	Treasure State Internet & Telegraph	2016
Eric Fulton	CEO	Subsector Solutions	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Matt Gorecki	CTO	2016
Matt Gorecki	COO	2016
Matt Gorecki	Secretary	2016
Eric Fulton	CEO	2016
Eric Fulton	President	2016
Eric Fulton	Treasurer	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Matt Goreck	400 Shares of Common	40.0
Eric Fulton	400 Shares of Common	40.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our operating results are impacted by global economic conditions and may fluctuate in the future due to a number of factors that could reduce our net sales and profitability. Our operating results are affected by a wide variety of factors that could reduce our net sales and profitability, many of which are beyond our control. Some of the factors that may affect our operating results include:

Changes in demand or market acceptance of our products and products of our customers, and market fluctuations in the industries into which such products are sold;

Our ability to secure qualified, capable employees;

Our ability to ramp up our installation capacity to meet customer demand;

The mix of inventory we hold and our ability to satisfy customer installations from our inventory;

Our ability to realize the expected benefits of our acquisitions;

Competitive developments including pricing pressures;

Availability of raw materials and equipment;

Well funded competition could outspend and out build our network;

Property damage or other losses, whether or not covered by insurance.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$60,000**
Use of Proceeds:	Buy materials for 200 customers. We need to buy a lot of HDPE duct, fiber cable, vaults, and electronics. These things make up the core materials necessary to hook up new customers.

If we raise:	**$100,000**
Use of Proceeds:	Buy more materials for 160 customers

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes how process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and

records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. Interest of 5% per year. Interest will accrue from February 1, 2017 and will be payable annually in arrears on February 1 of each year, beginning on February 1, 2018. Maturity date: February 1, 2028. See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Majority Note Holders.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	1000.0	880.0	Yes	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	120
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, Subsector Solutions may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.
For example, the Subsector Solutions may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. Management may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns and based on the proceeds, cause the Company to pay off the notes the Investor owns before maturity, thereby reducing the aggregate interest paid on the notes to the Investor. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

We will analyze risk factors using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board of Directors of the Company. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.
The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2014		Loan	$100,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

There is a 3k loan from CEO Eric Fulton to the company. 7% interest paid yearly, principal due in 2 years.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

The company has been in operation since 2013 and is profitable. The company currently has $5,000 in the back and can cover monthly operational costs.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Eric Fulton, certify that:

(1) the financial statements of Subsector Solutions Corporation included in this Form are true and complete in all material respects; and

(2) the tax return information of Subsector Solutions Corporation included in this Form reflects accurately the information reported on the tax return for Subsector Solutions Corporation filed for the fiscal year ended 2015.

Eric Fulton
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

  C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

tsi.io/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Note Purchase Agreement

Appendix C: Financial Statements & Tax Returns

- Financials 1

Appendix D: Director & Officer Work History

- Eric Fulton
- Matt Gorecki

INVEST IN TREASURE STATE INTERNET & TELEGRAPH

Fiber optic internet installed 10x cheaper than traditional telecom.

16
investors

$20,800
raised of $60K-$100K goal

$1,000 min **INVEST**
Wefunder Portal LLC

Loan Money

5% interest | 120 months | Personal Guarantee

The promissory note pays 5% per year over 120 months. Interest starts on February 1, 2017. First payment in 2018.

INVESTOR PERKS

$5,000+	Name a Vault! We plan on putting all of our network maps online. Get a vault named after something you pick!* *No vulgarity please :)
$10,000+	Name a fiber line! Get a name on our maps!* *No vulgarity please :)
$20,000+	Hang out with the founders for a day! Ever wanted to know about fiber optics? Digging trenches? Tolerances of hydraulic pumps when applied to wheel saws? If yes, ask us anything you want to know. You pay to get to Helena, Montana, but once you're here, we'll cover food, beer, and good times.
$100,000+	Put art on our shed! We own a shed that is currently blue corrugated steel. Select the art and name our shed* *Still no vulgarity and has to be approved by the City of Helena

> *"We're building the necessary fiber optics infrastructure to deliver connection speeds of up to 10gbps to every home in the Northwest and beyond, starting in Montana. We've figured out how to take what was a hugely expensive undertaking to install fiber optics and made it 10x cheaper than traditional telecom companies. Next step is to share our success with the rest of the country.*



Eric Fulton
CEO / PRESIDENT / TREASURER, TREASURE STATE INTERNET & TELEGRAPH

OUR AMBITION

Our custom-engineered new tools make the installation process faster and less intrusive—imagine getting 10x faster internet at 1/10th the cost. We've already connected Helena, MT - 100 homes installed with 800 more in the pipeline. But in order to scale and cover the rest of the U.S. with our grids, we need to innovate outdated tools. We're raising funds to build those tools first, then cover Montana in fiber second, and the entire country next.

KEY FACTS

- Fiber optics installation 10x cheaper than telecom companies.
- Already installed in 100 homes & offices in central Helena.
- 800 more homes & offices in the pipeline for the next 9 months.
- Already cash flow positive after $100k investment.

DOCUMENTS

Founder Video Transcript

tsi.io

INFRASTRUCTURE

THE BUZZ ABOUT TREASURE STATE INTERNET & TELEGRAPH

Very smart and hard working guys! They will do you right and if there's a problem, they will work until it's fixed!!

Maria M.
Customer

40Mbps download and upload. Ridiculously fast. Love it!!

Mike H.
Customer

great service. fast speeds. thanks!

Barbara D.
Customer

Helena company unveils fiber-optic internet service
May 12, 2016

Gov. Steve Bullock and conservation supporters Thursday slammed Republican challenger Greg Gianforte for a lawsuit he filed seven years ago to remove a portion of state stream access over part of his Bozeman property.

KTVH | Helena News | Great Falls News
January 6, 2016

MTN News- A Helena company now provides fiber optic internet services called Super-Fi. Treasure State Internet and Telegraph presented its new internet capabilities in a ceremonial fashion on Tuesday, December 5th. Financial services

incentives to improve Montana broadband to cease this summer
May 6, 2015

HELENA, Mont. (AP) - In the state with some of the slowest broadband speeds in the nation, Montana lawmakers refused this year to pick up where federal stimulus programs are leaving off in funding improvements to the state's Internet, phone and

Study: Montana's high-tech industry is thriving
February 23, 2015

HELENA - At the end of 2014, eight months after the Montana High Tech Business Alliance was formed, the organization hoped to have 50 members. As of mid-February, it had 143. The figures reflect what a MHTBA-commissioned University of

Montana High Tech Business Alliance
February 20, 2015

Kevin Hamm of Treasure State Internet discusses how Internet speed impacts the economic viability of Montana tech startups.

BRINGING ULTRA HI-SPEED INTERNET TO MONTANA

We




SoFi



We've Made Fiber Optics 10x Cheaper

Telecom companies often say they don't update their networks with fiber optics because it's too time-consuming and too expensive. But we've figured out how to circumvent the extraneous costs that huge internet corporations can't avoid. It's simple: we dig smaller, more acute trenches. That means less manpower, less time, and less cost.











Telecom Companies vs. TSI & Telegraph

Telecom companies are stuck with legacy infrastructure they laid down in the '80s. Meaning they still install unnecessary add-ons like landlines—and it's the customers who are forced to face the financial burden when they get bundled with the landline they don't want. We don't do that. If you want fast internet, that's what you get.

What the Telecom Companies do

- Use same construction method from the 80s and 90s
- Dig huge trenches resulting in higher labor costs
- Use expensive construction techniques (bigger trenches need bigger machines)
- Outsource large portions of their construction





What We Do

- Run a strand of fiber to every house enabling vastly higher speeds
- Leverage advanced construction methods to bring down cost
- Cutting smaller trenches save us labor costs (several workers vs. 1-2 workers)
- Install our own fiber, saving on contractor fees

5x savings	1st	12.6 mbps
Source material directly from manufacturers	In America to use our installation method	Average connection speed in the U.S.

100 Customers and Counting

At 10x cheaper and faster, we've hooked up 100 Montana homes so far and have 800 already in the pipeline. And the state of Montana gives us a leg up: because we're an internet provider and not a telephone company we have the same access as the big companies but with none of the fines or regulations.




T10-4

We'ved hooked up the Blackstone Apartment (left) and Old Distillery Lofts (right) with fiber optic internet

Montana, then Everywhere Else

We started TSI & Telegraph because we were just two regular guys who wanted to faster internet—so we picked up a couple hammers and shovels and made it happen. With news of our services spreading fast, we've gotten emails from people saying "I have $50,000 and want to do this in my town. Tell me what I need to do to make this happen!" With the new tools we're developing, we can pack up a container with our tools, and deliver our fiber-optics installation services anywhere in the U.S.


TSI
&T


TSI
&T
MSA
neff


TSI
&T

Help Us Rebuild the Grid

We are beyond grateful for the help we've had this far, and look forward to the support we will receive in the future. It started with an idea, took hold in reality, and now it's time to grow and share high-speed internet with as many people as possible.

Our mission is clear: fiber to every home in Montana, and then beyond.

It's a massive undertaking, but one we're ready for. Help us change Montana and set a precedent for the rest of the United States; high speed internet is achievable, and if we can do it in Montana there's no excuse for bad internet anywhere else.


Eric & Matt

Cheers,
Eric & Matt

MEET THE FOUNDERS



Eric Fulton

CEO / President / Treasurer

Experience in consulting, information security, and systems admin. Started TSI&T as an internet provider using fixed wireless radios. Now focused on developing a fiber network for high speeds.



acer

Matt Gorecki

CTO / COO / Secretary

Wanted access to fiber optic internet as a user. Now currently making that dream a reality with TSI&T.

AND THE REST OF THE TEAM



MONTANA

Kev Hamm

Chief Marketing Officer / Director

Building a better internet is great. Letting people know about it and use it is better, and that's what I do.



Ira Barnes

Lead, Installation & IT

Bringing passion and intelligence to making technology work for everyone, I smile and translate geek to English, and fix whatever is broken for our customers.

RAISED $120,800 FROM 13+ INVESTORS

Firas Essam

Lucas Derraugh

Investing with what I can

Alex Khoo

George Schafer

Small fish investor who appreciates big ideas. Advertising major who is eagerly looking for companies to shake up the media industry.

Darlington Etumni

Larry E Proud

MORE INVESTORS

DETAILS

– COLLAPSE ALL

What are you building?

We've figured out how to install fiber optics at ten times cheaper than traditional telecom companies and we've already installed them into 100 homes.

We founded Treasure State Internet two years ago. It started off as a wireless ISP, with small cell wireless access points to limit the range. The idea is that within a limited range, maybe a mile, you can push faster speeds. Most companies are trying to push 13 miles, which vastly reduces their speeds.

But that wasn't enough for us, we also decided to get into fiber optics for even higher speeds. Traditionally, fiber optics are hugely expensive, hard to deal with, hard to manage, and are a large capital outlay that you don't get a return on for 5 to 10 years. That's why you see all the telephone companies complaining about the difficulty of installing fiber optics and upgrading their networks.

How much cheaper are you than older networks?

When you actually do the apples-to-apples electronic hardware cost of what is going in to a traditional installation versus ours, the comparison is $900 to $130.

How are you able to get your costs down so much?

We have a different installation method, and also different equipment that we're installing.

Most networks were built in the '80s and '90s, and they're still using that same construction method. Once you start stripping away all of the unnecessary components they're building, costs decline significantly. The problem with telecom companies is they have a whole legacy architecture they carry with them. For instance, they're still putting analog phone lines on these things.

The reality is we just want to get good internet connection. You can do all that other stuff a different way. Our goal is to pair the fiber to a property.

How do your installation methods differ from the old ones?

There are two ways in the United States that infrastructure's put down. You either dig a big trench with a backhoe, probably eight inches wide minimum, at whatever depth you need to go down to. Cable and phone companies use directional drilling which is great for long-haul projects. If you're trying to go miles and miles, point-to-point connections, you would drill because the disturbance is minimal.

But we're trying to stop at every single house and the size of a conduit that we're putting down, is like a sprinkler line. It's seven millimeters in diameter—you don't need to dig an eight-inch wide trench for that. We only need a three-inch wide cut to deal with and don't have to go nearly as deep. This isn't conductive; it's not electricity. It's not gas. It's not a big deal. The difference in cutting takes a lot less time and effort than it would have otherwise.

How does cutting a smaller trench completely transform the process? ^

One of the biggest savings is on labor costs. You no longer have to dig a huge trench that can take several workers at once. With ours, you dig with maybe one or two people, throw the trench down, backfill it. You're done.

Are you the first ones to use this installation method? ^

Yes, but only in America. Scandinavia and South Korea already have automated tools for these installations but they're extremely expensive. $500k expensive. Eventually those tools will make sense for us long-term but they're not on our radar immediately.

Do you plan to improve the process even further? ^

We're already 10x cheaper than the regular telecom companies but we think we can halve the cost again. The next goal is to make an even smaller saw that doesn't exist at the moment. Instead of doing a three-inch wide trench, we can do a three-quarter-inch wide trench, then you don't even have to use asphalt to fill it up. You can use crack sealer, which will make it even cheaper going forward.

We're going to make our own wheel saw that's smaller and if we combine that with conduit shipped from China and fiber shipped from China, we'll be able to install fiber at least five times faster with way less impact, with way cheaper material. We're planning to go from $1,000 a customer to the vicinity of $300.

How about on the distributor side? Can you cut costs there? ^

You want to buy some duct and you want to buy some fiber, you call up a big distributor that represents all the different manufacturers. They want huge minimum oders. The materials are marked up ridiculously high.

We found out if we directly shipped our materials from China, the conduits that cost $0.30 a foot from big brands, becomes $0.07 a foot. Our material cost is cut by four or five times. And it's the same plastic that everybody uses, simply not branded and marked up. It's like the difference between Tylenol and generic grocery store Tylenol.

Tell us about your first hundred home installations. ^

We ran our lines through an eight block radius and have received twenty customers, including large business customers. We also have another thirty customers in the pipeline who want to get set up with our internet.

The hundred unit track of fiber is already installed, meaning we basically just have to get it to run from their street to their home. The onboarding is incredibly fast and easy. One house will pay for and profit us for the entire block.

How much does it cost to install your service? ^

There's a $299 install fee plus $65 per month for internet. When we first capture a customer, we're getting roughly $364. And our cost in materials to get them is less than $10 in conduit, less than $20 in fiber and electronics for both sides is roughly $110.

How do you actually get the main line to connect to these homes? ^

At its most basic, we lay a main line that goes down the streets and then once a house signs up, build from that main line to the house. Then we build other main lines that can continue to branch and connect with older lines. It's like a honeycomb-style system: redundant and cost-effective.

Let's say you're running a bundle of fiber from point A to point B, by the time you reach point B, if you're stopping off at every house, you're going to run out of strands. What we do is keep back four strands so that at the end of point A to point B, we create a little hub a couple miles away. So when want we to build again, we draw from the strands piled at the hub.

Do you need to have a house signed up before you start laying wires?

We don't, and so all of our costs are based on the assumption that we will have 10% of the households we pass actually sign up. Those assumptions are based on recuperating our costs. If we spend $100,000, within a year we will make $100,000 back if 10% to 15% of those houses sign up.

What are the plans for onboarding future customers?

We have a five mile map of Helena right now. We recently had 600-800 signups that want our internet. A majority of them came in through an online forum we held and are outside of our current radius. Next step would be to set the wires in their neighborhood and get them hooked up to our service.

How is your fiber better than what people are using now?

All fiber is not created equal in how you use it and what you connect on the other side of it. Our fiber is better because we are pushing the actual feed down the glass. A lot of times you'll hear CenturyLink go, "Oh, we've got fiber to that business building," and they'll offer maybe forty-five megabits up and down. When we say we're offering fiber, we're saying we're offer a gigabit to your home or business, and for only a $100 more for our cost in hardware, we could upgrade it to ten gigabits.

And we're building an asset that's not going to go away for the several years. There's nothing better. There's nothing faster.

Can you get government subsidies for your infrastructure costs?

We can apply for federal grants relating to bandwidth projects and build wherever we want. If we were just an internet company, there would be a bunch of other costs and fees and filings required for us to put things in the street. Because we're an internet provider, we have the same ability as a telephone company, but none of the regulations.

Do you have any plans to take this outside of Montana?

We've had about thirty people that have emailed us saying, "I have $50,000 and want to do this in my town. Tell me what the hell I need to do."

The long term goal is to franchise, but short-term, we still have a lot of innovation that we need to pin down. Our plan is to custom-design additional tools to make everything faster, creating an actual process and procedure that can be handed off with minimal training. When people email us saying, "Hey, I want to start a network," I can load an entire container up with product that I've produced and sell it to them.

Talk about your competition.

To get fiber optics, telecom companies would need to lay a completely new network. They would need to tear up their existing infrastructure and put down fiber if there is any fiber at all. They'd need to do exactly what we're doing.

For a variety of reasons, these telecom companies aren't equipped to handle that kind of undertaking right now. If they decide to start spending the money, they're still going to continue to do it the way they've always done it. That means outsourcing their entire construction project, and the contractors around here who do that work are good at what they do, but it costs a lot.

We're effectively becoming a construction company that happens to sell internet —we install our own fiber and save on those costs.

Tell me about the team.

Matt: I have been fascinated with the internet since I was a kid. I was probably about twelve when I realized that you could just make web pages. The reason we're doing this now is because as a user, I wanted to have fiber optics internet.

Eric: I've always been interested in computers. I probably built my first one around age 12. When Matt and I started talking, it's like, "I know networks. You know networks. We're both smart. Come on." We both wanted to improve internet and it was just a matter of joining forces and making it happen.

What are the risks?

First risk is unlikely, but if anyone came in and threw down $100 million, they could potentially outspend us. It's key to move fast. Another concern is finding qualified employees—especially in a place like Helena, Montana. As we take more money from the bonds, another worry is just making sure that we manage and maintain cash flow, which I don't think will be an issue.

ASK A QUESTION

Type your question here...

ASK QUESTION

Cecilia Arnulphi May 18

Competitors are not only the telecom companies already operating in the marketplace. Do you have a patent on your technology and how would you mitigate the risk of new companies entering the marketplace with similar technology?



Kev Hamm Chief Marketing Officer / Director EMPLOYEE May 18

We are digging trenches, burying conduit, connecting fiber-optics and using switches, routers and other technology that has been around for over 20 years, so none of that is patentable. It's off-the-shelf stuff. There's nothing to patent, tech-wise.

Our process for building a network uses network protocols, switches, routers and programming that, again, have been in place for over 20 years and are also non-patentable.

As for mitigating the risk of another company coming in and doing what we do - we want the best internet for everyone, and we've actually started a Slack channel to tell people how we're doing it - because it's tough work, takes time, and most are completely daunted by it....

[+ READ MORE]

LIKE

Kurt Dehut May 20

How do you plan to compete with Google Fiber?



Kev Hamm Chief Marketing Officer / Director EMPLOYEE May 20

We think Google Fiber is great! However Montana is most likely not on their radar as they seem to be focusing on metropolitan areas. The entire population of Montana is about 1/3 of Denver's metropolitan area.

If Google fiber did come to Montana we would be more than happy to work with them to enable our customers to receive their service via an open access contract.

(This was answered before but I don't see a way to link you to that question & answer, so I just copied it up here.)

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO TREASURE STATE INTERNET & TELEGRAPH

1. Our operating results are impacted by global economic conditions and may fluctuate in the future due to a number of factors that could reduce our net sales and profitability. Our operating results are affected by a wide variety of factors that could reduce our net sales and profitability, many of which are beyond our control. Some of the factors that may affect our operating results include:

2. Changes in demand or market acceptance of our products and products of our customers, and market fluctuations in the industries into which such products are sold; ... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Treasure State Internet & Telegraph is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$1,000 min INVEST

Can I change my mind and get a refund?

How do I earn a return?

How is Wefunder compensated?

How do convertible notes work?

Have another question?

Eric is the current CEO of Treasure State Internet & Telegraph. Eric holds a Bachelor of Science degree in Management Information Systems from the University of Montana and a Masters of Science in Information Security and Assurance from Western Governors University. Prior to starting TSI Eric performed information security assessments, consulted for KPMG, and performed systems administration for Occidental Petroleum. Eric has authored academic papers, mentored students in business and technology, and taught Ethical Hacking at Montana State University. Eric sits on the Montana Board of Research and Commercialization Technology.

Matt Gorecki has extensive systems administration and networking experience with over 15 years experience in ISP infrastructure design and management. As a former network administrator for another Montana ISP, Matt helped grow their network from under 25 wireless customers in 2000 to over 3000 wireless customers by 2013. The network consisted of over 50 wireless distribution sites covering thousands of square miles of urban and rural Montana. In 2012, Matt founded Montana's first coworking space, The Shop, which attracts members of the technology community state-wide. Matt also co-founded and operates an educational non-profit, The Shop University, which provides free English as a Second Language classes and tutoring in Helena, Montana.